Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225286

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED JUNE 19, 2018

            Shares of Common Stock

Pre-Funded Warrants to Purchase            Shares of Common Stock

Warrants to Purchase            Shares of Common Stock

Applied Genetic Technologies Corporation

We are offering (i)                shares of our common stock, par value $0.001 per share, or for certain investors that so choose, in lieu of shares of common stock, pre-funded warrants to purchase shares of our common stock, which we refer to herein as the “pre-funded warrants,” and (ii) accompanying warrants, which we refer to herein as the “purchase warrants,” to purchase up to an aggregate of                shares of our common stock (and the shares of common stock issuable from time to time upon exercise of each of the purchase warrants and the pre-funded warrants) pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock and each pre-funded warrant will be sold in combination with an accompanying purchase warrant. The shares of common stock (or the pre-funded warrants) and the accompanying purchase warrants are immediately separable and will be issued separately. The pre-funded warrants will be exercisable immediately and each pre-funded warrant will be initially exercisable for one share of our common stock at an exercise price of $0.001 per share. The purchase warrants will be exercisable immediately and will expire on                 , 2026 and each purchase warrant will be initially exercisable for 0.5 of a share of our common stock at an exercise price of $        per share. No fractional shares of our common stock will be issued upon exercise of the pre-funded warrants or the purchase warrants. The combined purchase price of each pre-funded warrant and an accompanying purchase warrant is equal to the combined purchase price at which a share of common stock and the accompanying purchase warrant is sold to the public in this offering, minus $0.001.

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On January 26, 2021, the last reported sale price of our common stock was $4.72 per share. There is no established public trading market for the pre-funded warrants or the purchase warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants or the purchase warrants on any securities exchange or recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Combined public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters and other fees payable in connection with this offering.

Delivery of the securities offered hereby is expected to be made on or about                    , 2021.

Joint Book-Running Managers

Stifel	Wells Fargo Securities	MTS Health Partners

The date of this prospectus supplement is                     , 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed with the SEC. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

The information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein or therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

Neither we nor any underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

S-ii

Trademarks

We use “AGTC” and the double helix logo as trademarks in the United States and other countries. As of the date hereof, these trademarks have been registered in the United States, the European Union and Japan.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

Market and Industry Data

This prospectus and the documents incorporated by reference herein contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement, including statements regarding expectations about our future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, clinical trial results and the effects of competition, as well as assumptions relating to the foregoing, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date that such statements are made and are subject to risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

See the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended June 30, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for more information. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus supplement, the documents that we reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the risks of investing in our securities discussed under the section titled “Risk Factors” in this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended June 30, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference in this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

The Company

We are a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have active clinical programs in X-linked retinitis pigmentosa (“XLRP”), achromatopsia (“ACHM”), and optogenetics as well as preclinical programs in Stargardt disease and age-related macular degeneration. In addition to ophthalmology, we have initiated one preclinical program in otology and two preclinical programs targeting central nervous system disorders, frontotemporal dementia and amyotrophic lateral sclerosis. Our optogenetics program is being developed in collaboration with Bionic Sight, LLC (“Bionic Sight”) and our otology program is being developed in collaboration with Otonomy, Inc. With a number of important clinical milestones on the horizon, we believe that we are well positioned to advance multiple programs toward pivotal studies. In addition to our product pipeline, we have also developed broad technological and manufacturing capabilities utilizing both our internal scientific resources and collaborations with others.

Recent Developments

XLRP

In November 2020, we announced a modification to the primary endpoint for our XLRP Phase 2/3 Vista trial based on comments received from the FDA. The design of our XLRP Vista trial is expected to include approximately 60 patients randomized across three arms: a low-dose group (the 1.2E+11 vg/mL Group 2 dose from the ongoing Phase 1/2 trial), a high-dose group (the 1.1E+12 vg/mL Group 5 dose from the ongoing Phase 1/2 trial) and an untreated control group. The primary endpoint will be visual sensitivity defined as having at least a 7 decibel improvement in visual sensitivity in at least 5 pre-specified loci at Month 12. Together with a third-party vendor, we have developed a machine learning algorithm that, on a patient-by-patient basis, predicts the loci most likely to improve through evaluation of baseline visual sensitivity. The algorithm was developed using the microperimetry data available to date from the Phase 1/2 dose escalation study. Secondary endpoints include mean change in visual sensitivity, improvements in visual acuity and improvements in performance on a visual navigation course. We also plan to include a masked interim analysis at Month 6, with that data expected to be released in the third quarter of calendar year 2022, which may provide us with the opportunity to adjust the trial, if necessary, to optimize outcomes.

Also in November 2020, we provided additional data from our XLRP Phase 1/2 trial that indicated 2 of 8 evaluable centrally dosed patients in Groups 2 and 4 were responders at Month 12. A third patient, who was a responder at Month 6, fell just below the responder criterion. All 8 evaluable patients also showed stable or improving visual acuity. In addition, we provided six-month data for the 11 centrally dosed patients in Groups 5 and 6 and reported that 5 of 11 patients were responders at Month 6. Nine of these patients also had stable or improving visual acuity. If we apply the planned XLRP Vista trial inclusion criteria, 3 of the 11 patients in Groups 5 and 6 would be removed from the analysis and 5 of 8 patients, or 62%, would be considered responders. We do not currently have a complete set of Month 12 data available nor do we have a control arm in the Phase 1/2 trial, both of which will be part of our planned XLRP Vista trial and necessary to evaluate efficacy. We expect to report 12-month data for Groups 5 and 6 in the second quarter of calendar year 2021.

We are also expanding our Phase 1/2 trial to collect additional data, which expansion we refer to as the Skyline trial. We intend to dose a total of 12 additional patients across two dose groups. The Skyline trial is intended to evaluate the correlation of a new mobility navigation course developed for use with Retinitis Pigmentosa patients, with the primary endpoint of visual sensitivity at pre-specified loci, providing such data within the earliest timeframe. This trial will have the same overall design as the Vista trial and we expect to review 3-month data from the Skyline trial in the fourth quarter of calendar year 2021, subject to delays related to the COVID-19 pandemic. We anticipate reporting our formal Month 12 analysis of these data in the third quarter of calendar year 2022.

ACHM

In January 2020, we provided 3-month ACHM data indicating evidence of biologic activity in the dose escalation portions in both our ACHMB3 and ACHMA3 trials, based on improvements in light discomfort. In November 2020, we provided 12-month data for the original three dose groups (low, medium and high), as well as 6- to 9-month data at two higher dose groups (higher and highest dose groups). The ACHMB3 trial included an additional group of four patients at an intermediate dose with 12-month data. In addition, we provided data for six pediatric subjects (three in each study; 11-17 years old) at the first of three planned dose levels. Across all patients evaluated, the safety profile remained favorable. While some patients showed improvements in at least one measure of visual function, no consistent sustained improvements were observed based on current assessments within the dose groups tested on a groupwise basis. Anecdotal statements, however, and assessments from patient-reported outcome surveys continued to provide us with confidence that patients were subjectively experiencing improved vision.

We are now reporting results based on a patient-by-patient analysis of data from both ACHMB3 and ACHMA3 trials. For ACHMB3, this consists of 12-month data from 15 patients, 9-month data from five patients, 6-month data from three patients and 3-month data from three patients for a total of 26 patients across all dose groups. These results reflect a further analysis of the data discussed in November 2020 together with new data that became available in January 2021. Seven of the 16 patients in the three highest dose groups in the ACHMB3 trial showed improvements in visual sensitivity, in the treated area, as measured by static perimetry. No consistent results were seen in the other dose groups. In a subset of these patients with evaluable multi-focal electroretinograms (ERG), improvements in electrical signaling were measurable in the same treated area.

For ACHMA3, the new data analysis consists of 12-month data from 10 patients, 9-month data from four patients, 6-month data from one patient and 2 or 3-month data from three patients for a total of 18 patients across five dose groups. One additional patient did not have evaluable data. In the 16 patients in the four highest dose groups three patients showed improvements in visual sensitivity in the treated area as measured by static perimetry. No consistent results were seen in other dose groups. None of these three patients with improvements in visual sensitivity had evaluable ERGs.

We currently plan to focus on completion of enrollment of pediatric patients in the two highest dose groups in our ACHMB3 and ACHMA3 trials. Our progress was previously hampered by the COVID-19 pandemic, but patients are now being identified and scheduled for screening at multiple sites. In addition, we have amended the study protocol for these trials to allow enrollment of patients as young as 4 years of age and to include both functional magnetic resonance imaging (“fMRI”) and improved color brightness tests. We are hopeful that these changes, combined with longer follow-up times, will add to the developing body of evidence and support the anecdotal patient-reported outcomes. We expect to report 12-month data from the adult patients in both trials in second quarter of calendar year 2021, and preliminary 3-month data from the pediatric patients in both trials is anticipated in the fourth quarter of calendar year 2021.

Quarter Ended December 31, 2020

Our cash, cash equivalents and investments as of December 31, 2020 was approximately $53.1 million.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” in this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended June 30, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference in this prospectus supplement. These risks include, but are not limited to, the following:

•	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•

Our ability to generate revenue from product sales is highly uncertain and we may never achieve or sustain profitability, which could depress the market price of our common stock, and could cause you to lose part or all of your investment.

•

In order to obtain regulatory approval for and commercialize our product candidates, we will need to raise additional funding in the future, which may not be available on acceptable terms, or at all. Failure to obtain necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

•

All of our product candidates are in preclinical or clinical development. Clinical drug development is expensive, time consuming and uncertain, and we may ultimately not be able to obtain regulatory approvals for the commercialization of some or all of our product candidates.

•

Our gene therapy product candidates are based on a novel technology, which makes it difficult to predict the time and cost of product candidate development and subsequently obtaining regulatory approval.

•	Interim data and ad hoc analyses are preliminary in nature. Success in animal studies or early clinical trials may not be indicative of results obtained in later trials.

•	We may encounter substantial delays in our clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

•

Even if we complete the necessary clinical trials, we cannot predict when or if we will obtain regulatory approval to commercialize a product candidate or the approval may be for a narrower indication than we expect.

•

The recent outbreak of COVID-19 could materially and adversely affect our ability to conduct clinical trials and engage with our third-party vendors and thereby have a material adverse effect on our financial results.

•	We expect to rely on third parties to conduct and supervise our clinical trials, and if these third parties perform in an unsatisfactory manner, it may harm our business.

•

The insurance coverage and reimbursement status of newly-approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our products, if approved, could limit our ability to market those products and decrease our ability to generate revenue.

•

Negative public opinion and increased regulatory scrutiny of gene therapy and genetic research may damage public perception of our product candidates or adversely affect our ability to conduct our business or obtain regulatory approvals for our product candidates.

•

If we are unable to obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

Corporate Information

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of our common stock to be offered hereby	shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to shares of our common stock. The pre-funded warrants will be exercisable immediately and each pre-funded warrant will be initially exercisable for one share of our common stock at an exercise price of $0.001 per share. The combined purchase price of each pre-funded warrant and an accompanying warrant is equal to the combined purchase price at which a share of common stock and the accompanying purchase warrant is sold to the public in this offering, minus $0.001. For more information, see the section titled “Description of Securities We Are Offering—Pre-Funded Warrants” on page S-13 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Purchase warrants offered by us	Purchase warrants to purchase up to shares of our common stock. The purchase warrants will be exercisable immediately and will expire on , 2026 and each purchase warrant will be initially exercisable for 0.5 of a share of our common stock at an exercise price of $ per share. No fractional shares of our common stock will be issued upon exercise of the purchase warrants. For more information, see the section titled “Description of Securities We Are Offering—Purchase Warrants” on page S-15 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the purchase warrants.

Common stock to be outstanding immediately following this offering	shares (assuming no exercise of the pre-funded warrants or the purchase warrants offered hereby).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants or the purchase warrants offered hereby. We plan to use the net proceeds from this offering, together with other available funds, to fund our ongoing Skyline and Vista clinical trials in our XLRP program and our ongoing Phase 1/2 clinical trials in our ACHM program; and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our securities involves a high degree of risk. See the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference herein.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” There is no established public trading market for the pre-funded warrants or the purchase warrants and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or the purchase warrants on any securities exchange or recognized trading system.

The number of shares of our common stock to be outstanding immediately after this offering is based on 25,860,383 shares of our common stock outstanding as of September 30, 2020, excludes the shares of common stock issuable upon exercise of the pre-funded warrants and the purchase warrants offered hereby, and also excludes:

•

4,772,115 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of September 30, 2020, at a weighted average exercise price of $7.28 per share;

•	76,500 shares issuable upon vesting and settlement of restricted stock units outstanding under our equity incentive plans as of September 30, 2020; and

•	1,620,416 shares of our common stock reserved for future issuance under our equity incentive plans as of September 30, 2020.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options and no exercise of the pre-funded warrants or the purchase warrants offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference herein, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities, potential acquisitions, in-licenses, or collaborations and costs associated with operating a public company. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock, including shares of our common stock offered hereby.

If you purchase securities in this offering, you will experience immediate and substantial dilution.

Purchasers of our securities in this offering will pay a combined price per share of common stock (or pre-funded warrant) and accompanying purchase warrant that exceeds the net tangible book value per share of our common stock. After giving effect to this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants and the purchase warrants offered hereby, you will experience immediate dilution of $         per share, representing the difference between the combined offering price and our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering. If the holders of the pre-funded warrants and the purchase warrants exercise their warrants in full, our as adjusted net tangible book value per share after this offering would be $         , representing an immediate increase in as adjusted net tangible book value per share of $         to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $         to new investors purchasing securities in this offering. See “Dilution” for a more detailed description of the dilution to investors purchasing shares of our securities in the offering.

There is no public market for the pre-funded warrants or the purchase warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants or the purchase warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the purchase warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the purchase warrants or the pre-funded warrants will be limited.

The purchase warrants are speculative in nature. You may not be able to recover your investment in the purchase warrants, and the purchase warrants may expire worthless.

The purchase warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a

limited period of time. The purchase warrants will be exercisable immediately and will expire on                 , 2026 and each purchase warrant will be initially exercisable for 0.5 of a share of our common stock at an exercise price of $        per share. No fractional shares of our common stock will be issued upon exercise of the purchase warrants. After                 , 2026, any unexercised purchase warrants will have no further value. Moreover, following this offering, the market value of the purchase warrants, if any, is uncertain and there can be no assurance that the market value of the purchase warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the purchase warrants for a sustained period of time or at all and, consequently, it may not ever be profitable for holders of the purchase warrants to exercise the purchase warrants.

Holders of the pre-funded warrants and purchase warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants or the purchase warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants or the purchase warrants, including the right to vote or respond to tender offers. Upon exercise of your pre-funded warrants or purchase warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We expect to use the net proceeds from this offering as set forth under “Use of Proceeds.” Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could cause the market price of our common stock to decline significantly.

Upon completion of this offering, based on our shares outstanding as of September 30, 2020, we will have                shares of common stock outstanding based on the issuance and sale of                shares of our common stock in this offering and no exercise of the pre-funded warrants or the purchase warrants offered hereby. Of these shares, only 134,580 held by our directors and executive officers are subject to contractual lock-up agreements with the underwriters for this offering for a period of ninety days following this offering. Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, on behalf of the underwriters, may release these stockholders from their lock-up agreements at any time, which would allow for earlier sales of shares in the public market. The balance of our outstanding shares of common stock, including any shares offered hereby and any shares issued upon exercise of pre-funded warrants or purchase warrants offered hereby, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

In addition, as of September 30, 2020, we had outstanding stock options to purchase an aggregate of 4,772,115 shares of our common stock under our equity incentive plans and 76,500 outstanding restricted stock units (each restricted stock unit represents the right to receive one share of common stock upon vesting), and the issuance of all of these shares is registered under the Securities Act on a registration statement on Form S-8. These shares, once vested and issued, will be able to be freely sold in the public market, subject to the volume limits of Rule 144 under the Securities Act in the case of our affiliates and the lock-up agreements described above, to the extent applicable.

Third parties may initiate legal proceedings alleging claims of intellectual property infringement, including claims related to our XLRP product candidate, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter partes reexamination proceedings before the United States Patent and Trademark Office and corresponding foreign patent offices. Numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to compositions, materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies or product candidates infringes upon these patents.

For example, we are aware of a third-party U.S. patent that may be construed to cover our gene therapy compositions for treating XLRP. We are also aware of corresponding international applications owned by such third party, which are counterparts to such U.S. patent. If such third party asserts this U.S. patent or any other patents that may issue from such corresponding international patent applications against us and our XLRP product candidate, we believe that we would have defenses against any such assertion, however, there can be no assurance that any such defenses will be successful. If such patents, or any other third-party patents, were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, and are not held to be invalid or unenforceable, the holders of any such patents may be able to block our ability to commercialize such product candidate, including our XLRP product candidate, unless we obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, methods for manufacture or methods of use, including combination therapy, and are not held to be invalid or unenforceable, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates, including our XLRP product candidate. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement. If a license is available from the applicable third party, we may have to pay royalties, upfront fees and other amounts, and/or grant cross-licenses under our intellectual property rights. Further, we may be required to redesign our infringing products so they do not infringe the applicable third-party patents or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants or the purchase warrants offered hereby.

We expect to use the net proceeds from this offering, together with other available funds, to fund our ongoing Skyline and Vista clinical trials in our XLRP program and our ongoing Phase 1/2 clinical trials in our ACHM program, and for working capital and other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures depend on numerous factors. As a result, our management will have broad discretion in applying the net proceeds from this offering. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in cash items, certificates of deposit or direct or guaranteed obligations of the United States.

If all of the purchase warrants sold in this offering were to be exercised in cash, we would receive additional proceeds of approximately $         million. We cannot predict when or if the purchase warrants will be exercised. It is possible that the purchase warrants may expire and may never be exercised. If any pre-funded warrants are exercised, we will receive only $0.001 per share upon exercise thereof.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, short-term investments, long-term debt and capitalization as of September 30, 2020:

•	on an actual basis; and

•

on an adjusted basis after giving effect to our sale of (i)                shares of our common stock and accompanying purchase warrants to purchase an additional                shares of our common stock offered hereby at a combined public offering price of $            per share and (ii) pre-funded warrants to purchase                shares of our common stock and accompanying purchase warrants to purchase an additional                shares of our common stock offered hereby at the combined public offering price minus $0.001 (excluding, in each case, the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants and the purchase warrants, as applicable) and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table along with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Actual	As adjusted
	(In thousands)
Cash and cash equivalents	$31,570	$

Investments	$34,987	$

Long-term debt, net of debt discounts and deferred financing fees	9,759
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; 25,901 shares issued and 25,860 shares outstanding, actual; 150,000 shares authorized, shares issued and shares outstanding as adjusted	25
Additional paid-in capital	253,208
Treasury stock at cost; 41 shares, actual and as adjusted	(211)
Accumulated deficit	(196,820)

Total stockholders’ equity	56,202

Total capitalization	$65,961	$

We have not yet determined whether the pre-funded warrants and purchase warrants will be classified and accounted for as liabilities or as stockholders’ equity.

DILUTION

If you invest in our securities in this offering, your equity interest in our company will be diluted immediately to the extent of the difference between the amount per share paid by purchasers of securities in this offering and the as adjusted net tangible book value (deficit) per share of our common stock after this offering.

Our net tangible book value (deficit) as of September 30, 2020 was $55.1 million, or $2.13 per share. Net tangible book value (deficit) per share is determined by dividing our total assets, excluding intangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution per share represents the difference between the amount per share paid by purchasers of securities in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of (i)                 shares of our common stock and accompanying purchase warrants to purchase an additional                shares of our common stock in this offering at a combined public offering price of $        per share and (ii) pre-funded warrants to purchase                shares of our common stock and accompanying purchase warrants to purchase an additional                shares of our common stock in this offering at the combined public offering price minus $0.001 (excluding, in each case, the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants and the purchase warrants, as applicable), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been $        million, or $        per share. This represents an immediate increase in net tangible book value of $        per share to existing stockholders and immediate dilution of $        per share to investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock and accompanying purchase warrant to purchase 0.5 of a share of common stock			$
Net tangible book value per share as of September 30, 2020		$2.13
Increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering			$
Dilution per share to investors purchasing our securities in this offering			$

To the extent that stock options outstanding as of September 30, 2020 have been or may be exercised or other shares of common stock are issued, investors purchasing our common stock in this offering may experience further dilution. Additionally, investors who purchase common stock upon the exercise of the pre-funded warrants or the purchase warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

If the holders of the pre-funded warrants and the purchase warrants exercise their warrants in full, our as adjusted net tangible book value per share after this offering would be $                , representing an immediate increase in as adjusted net tangible book value per share of $                 to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $                 to new investors purchasing securities in this offering.

We have not yet determined whether the pre-funded warrants and purchase warrants will be classified and accounted for as liabilities or as stockholders’ equity.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering                shares of our common stock, or for certain investors that so choose, in lieu of shares of common stock, pre-funded warrants to purchase shares of our common stock (“pre-funded warrants”), and accompanying warrants to purchase an additional                shares of our common stock (the “purchase warrants”). The common stock (or pre-funded warrants) and the purchase warrants will be sold together. The shares of common stock (or pre-funded warrants) and the accompanying warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the pre-funded warrants and the purchase warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

As of the date of this prospectus supplement, our Fifth Amended and Restated Certificate of Incorporation (“certificate of incorporation”) authorizes us to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters subject to a vote by our stockholders are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights and Restrictions. Our certificate of incorporation does not permit us to redeem shares of our common stock at our election, provide for a sinking fund with respect to our common stock or provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants. See “Where You Can Find More Information” on page S-33 of this prospectus supplement.

General. Each pre-funded warrant will be initially exercisable for one share of common stock. The number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. No fractional shares of common stock will be issued upon exercise of the pre-funded warrants.

Exercisability. The pre-funded warrants will be immediately exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. However, the pre-funded warrants may be exercised at any time in whole or in part through a “cashless exercise,” in which case, the holder would receive upon such exercise the net number of shares of common stock, equal to the quotient obtained by dividing [(A-B) (X)] by (A). “(A)” is, as applicable, (i) the volume weighted average price (as defined below) on the trading day immediately preceding the date of the notice of exercise submitted by the holder if such notice is submitted on a day that is not a trading day or submitted prior to or during regular trading hours on a trading day or (ii) the volume weighted average price on the date of the notice of exercise submitted by the holder if the date of such notice is a trading day and such notice is submitted after the closing of regular trading hours. “(B)” is the exercise price of the pre-funded warrant, as may be adjusted and “(X)” is the number of shares of common stock that would be issuable upon exercise of the pre-funded warrant if such exercise were by means of a cash exercise rather than a cashless exercise. The volume weighted average price is, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the trading market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a trading market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, or, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported.

Exercise Limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us subject to the terms of the pre-funded warrants.

Exercise Price. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the pre-funded warrants, the pre-funded warrants may be transferred at the option of the holder upon surrender of the pre-funded warrants to us, together with the appropriate instruments of transfer.

No Listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the pre-funded warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Warrant Agent. We are acting as warrant agent for the pre-funded warrants.

Purchase Warrants

The material terms and provisions of the purchase warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of purchase warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of purchase warrant for a complete description of the terms and conditions applicable to the purchase warrants. See “Where You Can Find More Information” on page S-33 of this prospectus supplement.

General. Each purchase warrant will be initially exercisable for 0.5 of a share of common stock. The number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. No fractional shares of common stock will be issued upon exercise of the purchase warrants.

Exercisability. The purchase warrants will be immediately exercisable and will expire on                 , 2026. The purchase warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. However, if a registration statement registering the issuance of the shares of common stock underlying a purchase warrant held by holder under the Securities Act is not effective or available for the issuance of such shares to such holder at the time of exercise, the holder may only exercise the purchase warrant through a “cashless exercise,” in which case the holder would receive upon such exercise the net number of shares of common stock, equal to the quotient obtained by dividing [(A-B) (X)] by (A). “(A)” is, as applicable, (i) the volume weighted average price (as defined below) on the trading day immediately preceding the date of the notice of exercise submitted by the holder if such notice is submitted on a day that is not a trading day or submitted prior to or during regular trading hours on a trading day or (ii) the volume weighted average price on the date of the notice of exercise submitted by the holder if the date of such notice is a trading day and such notice is submitted after the closing of regular trading hours. “(B)” is the exercise price of the purchase warrant, as may be adjusted and “(X)” is the number of shares of common stock that would be issuable upon exercise of the purchase warrant if such exercise were by means of a cash exercise rather than a cashless exercise. The volume weighted average price is, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the trading market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a trading market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, or, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported. Apart from the limited circumstance where such a registration statement is not then effective or available, the exercise price must be paid by the holder in cash in immediately available funds.

Exercise Limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a purchase warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us subject to the terms of the purchase warrants.

Exercise Price. The initial per share exercise price of the purchase warrants is $                . The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the purchase warrants, the purchase warrants may be transferred at the option of the holder upon surrender of the purchase warrants to us, together with the appropriate instruments of transfer.

No Listing. There is no established public trading market for the purchase warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the purchase warrants on any securities exchange or recognized trading system, including Nasdaq. Without an active market, the liquidity of the purchase warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the purchase warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the purchase warrants will be entitled to receive upon exercise of the purchase warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the purchase warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the purchase warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the purchase warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their purchase warrants.

Warrant Agent. We are acting as warrant agent for the purchase warrants.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC are acting as representatives, have severally agreed to purchase the respective numbers of our securities appearing opposite their names in the table below:

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Accompanying Purchase Warrants(1)
Stifel, Nicolaus & Company, Incorporated
Wells Fargo Securities, LLC
MTS Securities, LLC

Total

(1)	Each accompanying purchase warrant is initially exercisable for 0.5 of a share of common stock.

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. Our securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to purchase all the securities offered by this prospectus if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Discounts and Commissions

The securities sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at that price less a concession of not more than $                per share (or pre-funded warrant) and accompanying purchase warrant. After the initial offering, the public offering price and concession to dealers may be changed.

The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per share (or pre-funded warrant) and accompany purchase warrant basis and in total:

	Per Share of Common Stock and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Combined public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $                . We have agreed to reimburse the underwriters for their expenses, in the amount of $40,000, relating to clearance of the offering with the Financial Industry Regulatory Authority.

Indemnification of Underwriters

The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, we and they will not, through and including the date that is the 90th day after the date of this prospectus (the “restricted period”), directly or indirectly:

•

issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, including units;

•

in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

•

enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock, units or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to us with respect to (1) the issuance of common stock to the underwriters pursuant to this offering, (2) the issuance of shares and options to purchase shares of our common stock pursuant to certain equity incentive plans and (3) the issuance of common stock upon exercise of stock options issued under certain equity incentive plans or upon the vesting, exercise or conversion of warrants or convertible securities. Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to our directors and officers with respect to (1) certain transfers as bona fide gifts, by will or by intestate succession, (2) certain transfers to partners or members of a partnership or limited liability company, (3) transfers by operation of law, (4) a third-party tender offer or a merger involving a change of control of us occurring after this offering that has been approved by our board of directors, (5) the exercise of options to purchase common stock under stock option or incentive plans disclosed in this prospectus, (6) transfers to us pursuant to the “cashless” exercise of options or for satisfying any withholding taxes, (7) transfers to us in connection with the termination of service of an employee, (8) transfers of shares acquired in this offering, and (9) the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC may, in their sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “AGTC.” There is no established public trading market for the pre-funded warrants or purchase warrants and we do not expect a market to develop. We do not plan on making an application to list the pre-funded warrants or purchase warrants on the Nasdaq Global Market, any securities exchange or any recognized trading system.

Stabilization

In order to facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriters may sell more shares of our common stock than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of our common stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common stock in the open market to stabilize the price of our common stock, so long as stabilizing bids do not exceed a specified maximum. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing common stock in this offering if the underwriting syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock.

The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock.

The foregoing transactions, if commenced, may be effected on the Nasdaq or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In addition, certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees, commissions and expenses. In connection with this offering, MTS Health Partners, L.P. is entitled to a financial advisory fee equal to 0.48% of the aggregate gross proceeds of this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of us or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering materials or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The securities offered in this prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA—The securities shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering, or the Shares, the purchase, exercise, disposition and lapse of warrants to purchase shares of our common stock pursuant to this offering, or the Purchase Warrants, the ownership and disposition of shares of our common stock issuable upon exercise of the Purchase Warrants, or the Warrant Shares, and the purchase, ownership and disposition of pre-funded warrants to purchase shares of our common stock issued pursuant to this offering, or the Pre-Funded Warrants. The Shares, the Purchase Warrants, the Warrant Shares and the Pre-Funded Warrants are collectively referred to herein as our “securities.” All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change could alter the tax consequences to holders described in this prospectus. We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address, except to the limited extent discussed below, any aspects of U.S. federal estate or gift taxes, or state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

•	banks;

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities or currencies;

•	regulated investment companies;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons subject to the U.S. federal alternative minimum tax or the 3.8% tax on net investment income;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons that acquired our securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•	certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities, or persons who hold our securities through partnerships or other pass-through entities, for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our securities should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities through a partnership or other pass-through entity, as applicable.

We have not sought and will not seek any ruling from the U.S. Internal Revenue Service, which we refer to as the IRS, with respect to the statements made and the conclusions reached in the following discussion. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, or that any such challenge would not be sustained by a court.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a Pre-Funded Warrant should be treated as a Share for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Share received upon exercise, increased by the exercise price of $0.001 per share. However, our characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Shares. If so, the amount and character of your gain with respect to an investment in our Pre-Funded Warrants could change. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

Each purchaser of Shares or Pre-Funded Warrants must allocate its purchase price for such Shares or Pre-Funded Warrants between each Share or Pre-Funded Warrant, as applicable and the associated Purchase Warrant based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each Share, Pre-Funded Warrant and Purchase Warrant. A holder’s allocation of the purchase price among the Shares, Pre-Funded Warrants and Purchase Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among the Shares, Pre-Funded Warrants and Purchase Warrants.

Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For purposes of this discussion, a “U.S. holder” means a beneficial owner of our securities that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•

a corporation, or any other entity or organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any political subdivision thereof, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect to be treated as a U.S. person.

Distributions on the Shares, Pre-Funded Warrants or Warrant Shares

We have not made distributions on our securities and do not plan to make any distributions for the foreseeable future. However, if we do make distributions of cash or property on the Shares, Pre-Funded Warrants or Warrant Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares, Pre-Funded Warrants or Warrant Shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, Pre-Funded Warrants or Warrant Shares, subject to the tax treatment described below in “—Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Purchase Warrants or Warrant Shares.”

Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Purchase Warrants or Warrant Shares

Upon the sale, exchange or other taxable disposition of the Shares, Pre-Funded Warrants, Purchase Warrants (other than by exercise) or Warrant Shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the Shares, Pre-Funded Warrants, Purchase Warrants or Warrant Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Shares, Pre-Funded Warrants, Purchase Warrants or Warrant Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Exercise of Purchase Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a Purchase Warrant and the related receipt of Warrant Shares (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. holder’s initial tax basis in a Warrant Share will be equal to the sum of (a) such U.S. holder’s tax basis in the Purchase Warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such Purchase Warrant. It is unclear whether a U.S. holder’s holding period in a Warrant Share received on the exercise of a Purchase Warrant will begin on the date of exercise of such Purchase Warrant or the day after the date of exercise of such Purchase Warrant; in either case, the holding period will not include the period during which the U.S. holder held the Purchase Warrant.

In certain circumstances, the Purchase Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Purchase Warrant on a cashless basis, including with respect to their holding period and tax basis in the Warrant Share.

Lapse of Purchase Warrants

Upon the lapse or expiration of a Purchase Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Purchase Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Purchase Warrant is held for more than one year. Deductions for capital losses are subject to limitations.

Certain Adjustments to the Purchase Warrants

The terms of each Purchase Warrant provide for an adjustment to the number of Warrant Shares for which the Purchase Warrant may be exercised or to the exercise price of the Purchase Warrant in certain events, and a distribution upon exercise that corresponds to distributions, if any, made on the Warrant Shares after issuance of the Purchase Warrants and prior to exercise. An adjustment to the exercise price of a Purchase Warrant may be treated as a constructive distribution to a U.S. holder of the Purchase Warrants depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a constructive distribution to U.S. holders of the Purchase Warrants or Shares. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of Purchase Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such constructive distributions will be taxable in the same manner as an actual distribution as described above under “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares,” except that it is unclear whether such constructive distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend. Proposed U.S. Treasury Regulations address the amount of, timing of, and withholding obligations in respect to, constructive distributions made to holders of convertible securities such as the Purchase Warrants. These proposed regulations are effective for constructive distributions made on or after the date of finalization, but may generally be relied upon as to certain matters for constructive distributions that occur prior to such date. U.S. holders should consult their own tax advisors regarding the application of such regulations and other tax considerations relating to the possibility of constructive distributions.

Contingent Payments on the Purchase Warrants and Pre-Funded Warrants

The Purchase Warrants and Pre-Funded Warrants entitle a holder to receive payments upon the occurrence of certain contingencies, including a distribution on shares of the Company’s common stock or a failure of the Company to deliver Warrant Shares upon exercise of a Purchase Warrant. The tax treatment of such payments (with the exception of payments made on the Pre-Funded Warrants upon a distribution on shares of the Company’s common stock, which should be treated as described above under “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares,”), if made, is subject to substantial uncertainty, but may result in ordinary income to a U.S. holder and, in the case of distributions, would likely not be eligible for the lower tax rate applicable to certain dividends paid to non-corporate U.S. holders of Shares and Warrant Shares as described above in “—Distributions on the Shares, Pre-Funded Warrants, or the Warrant Shares.” U.S. holders should consult their own tax advisors as to the appropriate tax treatment of any such contingent payments that may be made to them in respect of the Purchase Warrants.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Exercise of Purchase Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a Purchase Warrant and the related receipt of Warrant Shares (unless cash is received in lieu of the issuance of a fractional Warrant Share and certain other conditions are present, as discussed below under “—Gain on Sale, Exchange or Other Taxable Disposition of Our Securities”). See “—Tax Considerations Applicable to U.S. Holders—Exercise of Purchase Warrants.” However, if a cashless exercise of Purchase Warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Exercise of Purchase Warrants,” the rules described below under “Gain on Sale, Exchange or Other Taxable Disposition of Our Securities” would apply.

Lapse of Purchase Warrants

If a non-U.S. holder allows a Purchase Warrant to expire unexercised, such non-U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Purchase Warrant. See “—Tax Considerations Applicable to U.S. Holders—Lapse of Purchase Warrants” above.

Certain Adjustments to the Purchase Warrants

See the discussion of the rules applicable to constructive distributions on a Purchase Warrant under the heading “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to the Warrants” above. If an adjustment to the number of Warrant Shares that will be issued on the exercise of the Purchase Warrants, or an adjustment to the exercise price of the Purchase Warrants, results in a constructive distribution, as described in “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to the Purchase Warrants,” the rules described below under “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares” would apply to such constructive distribution. U.S. federal income tax required to be withheld on any portion of such constructive distribution that is treated as a dividend (as described below under “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares”) may be withheld from Warrant Shares, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. holder.

Contingent Payments on the Purchase Warrants and Pre-Funded Warrants

As described above under the heading “—Tax Considerations Applicable to U.S. Holders—Contingent Payments on the Purchase Warrants and Pre-Funded Warrants,” in certain circumstances, a holder of Purchase Warrants or Pre-Funded Warrants may receive payments upon the occurrence of certain contingencies. The tax treatment of such payments (with the exception of payments made on the Pre-Funded Warrants upon a distribution on shares of the Company’s common stock, which should be treated as described below under “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares”), if made, is subject to substantial uncertainty. Non-U.S. holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the Purchase Warrants and the potential for any such payments being subject to a U.S. dividend or other withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from Warrant Shares, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. holder.

Distributions on the Shares, Pre-Funded Warrants or Warrant Shares

If we make distributions of cash or property on the Shares, Pre-Funded Warrants or Warrant Shares such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in the Shares, Pre-Funded Warrants or Warrant Shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, Pre-Funded Warrants or Warrant Shares, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Securities.”

Subject to the discussion below on backup withholding and FATCA (defined below), dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30.0% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder of our securities who claims the benefit of an applicable income tax treaty generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate version of IRS Form W-8 or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so requires, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30.0% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements by providing a properly executed IRS Form W-8ECI (or successor form). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). In addition, any U.S. effectively connected income received by a non-U.S. holder that is a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) may also, under certain circumstances, be subject to an additional U.S. federal branch profits tax at a 30.0% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. federal income tax return with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Securities

Subject to the discussion below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of securities unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), it also may be subject to a U.S. federal branch profits tax at a rate of 30.0% (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain;

•

the non-U.S. holder is a nonresident alien individual for U.S. federal income tax purposes who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30.0% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a U.S. real property holding corporation for U.S. federal income tax purposes (a “USRPHC”). Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50.0% of the sum of the fair market value of its worldwide real property interests plus the fair market value of any other of its assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a USRPHC, or that we are likely to become one in the future. Even if we are or were to become a USRPHC, gains realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax under this rule if our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5.0% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Disposition by a non-U.S. holder of Purchase Warrants (that are not expected to be regularly traded on an established securities market) may also be eligible for an exemption from withholding even if we are treated as a U.S. real property holding corporation, if on the date such Purchase Warrants were acquired by such non-U.S. holder such holdings had a fair market value no greater than the fair market value on that date of 5% of our regularly-traded common stock, provided that, if a non-U.S. holder holding our not-regularly-traded Purchase Warrants subsequently acquires additional Purchase Warrants, then such interests would be aggregated and valued as of the date of the subsequent acquisition to apply this 5% limitation.

U.S. Federal Estate Tax

Property having a U.S. situs generally is includible in the gross estate of an individual non-U.S. holder for U.S. federal estate tax purposes. Because we are a U.S. corporation, our securities will be U.S. situs property for U.S. federal estate tax purposes and, therefore, generally will be included in the gross estate of an individual who is a non-U.S. holder at the time of his or her death, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder payments of dividends (including constructive dividends) on our securities to such holder and the tax withheld, if any, with respect to such dividends, along with certain other information. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding with respect to dividends on our securities. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “—Distributions on the Shares, Pre-Funded Warrants or Warrant Shares,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or other agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and related Treasury Regulations and guidance (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax at a rate of 30.0% on dividends (including constructive dividends) on, or gross proceeds from the sale or other disposition of, our securities that are paid to certain non-U.S. entities (including foreign financial institutions and non-financial foreign entities, both as specifically defined under FATCA), unless such non-U.S. entities establish that they are compliant with or exempt from FATCA. To comply with FATCA, a foreign financial institution generally is required to register with the IRS, collect and provide to tax authorities information regarding U.S. account holders of such institution (including certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), and provide withholding agents with a certification that it is compliant with FATCA. A non-financial foreign entity generally is required to either provide withholding agents with a certification that it does not have any substantial direct or indirect U.S. owners or information regarding substantial direct and indirect U.S. owners of the entity, or otherwise establish an exemption from FATCA. An intergovernmental agreement between the United States and an applicable foreign country may, however, modify these requirements and these requirements are different from and in addition to the certification requirements described elsewhere in this discussion. The FATCA withholding tax rules are in effect with respect to dividends (including constructive dividends) on our securities. Pursuant to proposed regulations (which can be relied upon until final regulations are issued), withholding on payments of gross proceeds from the sale or other disposition of our securities would be eliminated. Amounts withheld under FATCA with respect to income that is also subject to the general U.S. federal withholding tax, as discussed above in “—Distributions on the Shares, Pre-Funded Warrants and Warrant Shares,” will be applied against and reduce the amount of such other withholding tax. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of Applied Genetic Technologies Corporation appearing in Applied Genetic Technologies Corporation’s Annual Report on Form 10-K for the year ended June 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement.

Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or any other document filed as an exhibit are not necessarily complete, and, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC also maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus supplement is a part at the SEC’s website.

We are subject to the informational and periodic reporting requirements of the Exchange Act. We file periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements certified by an independent registered public accounting firm. We also maintain a website at www.agtc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our annual report on Form 10-K for the year ended June 30, 2020, filed with the SEC on September 18, 2020;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

•	our current reports on Form 8-K filed with the SEC on July 2, 2020, August 7, 2020, September 17, 2020, December 18, 2020 and January 27, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 24, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of effectiveness of the registration statement until all securities offered hereby have been sold or the offering is otherwise terminated. These documents will become a part of this prospectus supplement from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may obtain copies of these documents, at no cost to you, from our website (www.agtc.com), or by writing or telephoning us at the following address: Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $125,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and that may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On May 24, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $4.50 per share. There is currently no market for the other securities we may offer.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; our receipt of payments related to the milestone events, when expected or at all; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. See the “Risk Factors” section of this prospectus and our most recent annual report on form 10-K, as amended, for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Overview

We are a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have active clinical programs in X-linked retinoschisis (XLRS), X-linked retinitis pigmentosa (XLRP), and achromatopsia (ACHM) and a preclinical program in optogenetics. In addition to ophthalmology, we have recently initiated preclinical programs in adrenoleukodystrophy (ALD), which is a disease of the central nervous system (CNS) and otology. With a number of important clinical milestones on the horizon, we believe we are well positioned to advance multiple programs towards pivotal studies. In addition to our product pipeline, we have also developed broad technological capabilities both internally and through our collaborations with 4D Molecular Therapeutics (4DMT), Synpromics Limited (Synpromics), and the University of Florida, which provide us with expertise in vector design and manufacturing as well as synthetic promoter development and optimization. Finally, our partnership with Biogen, which includes our clinical XLRS and XLRP programs, a discovery program in ALD and two ophthalmology programs, validates our approach and technology, and provides us with cash runway to advance our wholly owned candidates.

Our strategy

Our objective is to become a leader in developing and commercializing gene therapy treatments for patients with severe diseases, with an initial focus in ophthalmology, and thereby provide a better life for patients with these diseases. Our strategy to accomplish this goal is to:

•

Develop and commercialize gene therapies in orphan ophthalmology. Our lead product candidates are treatments for the severe orphan eye diseases XLRS, ACHM, and XLRP. Given the severity of these diseases and the current lack of treatment options, a one-time-treatment alternative that corrects the underlying genetic defect would provide superior long-term value for patients, their families and the healthcare system more broadly.

•	Expand our position in ophthalmology.

•

Continue our leadership position in orphan ophthalmology. We have developed significant experience in the orphan ophthalmology space through our work on XLRS, ACHM, XLRP and Lebers Congenital Amourosis Type 2 (LCA2) and have significantly advanced our knowledge and experience through the programs that we have advanced to the clinic since our initial public offering.

•

Seek opportunities for strategic partnerships and acquisitions in ophthalmology gene therapy. On July 1, 2015, we entered into a broad collaboration and license agreement with Biogen to develop gene-based therapies for our XLRS and XLRP programs and three discovery programs. In February 2017, we entered into a collaboration agreement with Bionic Sight to develop an optogenetic product candidate for patients with advanced retinal disease. We will seek to develop a new optogenetic therapy that leverages our deep experience in gene therapy and ophthalmology and Bionic Sight’s innovative neuro-prosthetic device and algorithm for retinal coding. We believe there may be additional opportunities for us to partner with companies and academic groups. We expect that our breadth of experience in research, manufacturing, clinical and regulatory matters will help us to identify and execute in-licenses, co-development agreements, intellectual property acquisitions or manufacturing agreements that would further extend our leadership position in ophthalmology gene therapy.

•

Extend our expertise in adeno-associated virus, or AAV, vector design, manufacturing and delivery. We believe that our understanding of our target indications and our robust internal expertise in viral vector design including the identification of novel capsids and the optimization of genes and promoters, physical vector delivery, vector manufacturing, clinical trial design and clinical trial conduct are significant competitive advantages. We intend to continue to devote substantial resources both internally and with others, such as our external research collaborations with 4DMT and University of Florida, to identify next generation capsids and to develop optimized promoters through our collaboration with Synpromics. We are also expanding our discovery capabilities to further enhance our ability to develop next generation products.

•

Expand our manufacturing capabilities. We continue to invest in the development and expansion of our internal manufacturing capabilities. Our new process development and pilot manufacturing facility is now operational, and as we advance further into clinical development we plan to further develop our internal manufacturing capabilities. We have decreased our dependence on a single contract manufacturer by qualifying and contracting with multiple backup contractors. Further, we continue to invest in process and analytical improvements that we expect to lead to higher manufacturing yields and robust quality control of our final products. We believe these investments will facilitate the more rapid advancement of our product candidates through regulatory approval while reducing risk, and will enhance the therapeutic and commercial potential of our gene therapy platform.

•

Pursue orphan indications with high unmet medical need and strong probability of a streamlined clinical, regulatory and commercial pathway. We will continue to focus on diseases for which the underlying genetic defect is well characterized and can be addressed by correcting or inserting a single gene, for which predictive animal models exist and for which clinical endpoints are objective and are accepted by the FDA. We believe that focusing on these types of indications will enable us to obtain data more rapidly and accelerate clinical studies and regulatory approval of our products. Given the relatively low prevalence of patients who have each of these orphan diseases and the strong key opinion leader communities and patient advocacy groups around them, we also believe these markets can be served with a small, targeted commercial infrastructure.

•

Evaluate opportunities to leverage our gene therapy platform to address indications outside of ophthalmology. We intend to develop and partner selectively to expand the scope of our pipeline and the utilization of our gene therapy platform beyond ophthalmology. The adaptability of our platform also presents an opportunity for us to selectively form collaborative alliances to expand our capabilities and product offerings into a range of genetically defined diseases and potentially to accelerate the development and commercialization of gene therapy products more broadly. Also, we have ongoing preclinical efforts in otology and a partnered programs in CNS for which we intend to use our platform capabilities to develop potential therapies.

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. On April 1, 2014, we completed our initial public offering of our common stock, which is traded on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

With this prospectus, we may offer securities with an aggregate offering price of up to $125,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the offering.

Risks Affecting Us

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our most recent Annual Report on Form 10-K, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings

Our earnings have been insufficient to cover fixed charges for each of the periods presented other than the fiscal year ended June 30, 2017. The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. Because of the deficiency, ratio information is not applicable for periods other than the fiscal year ended June 30, 2017. For purposes of this calculation, “earnings” consist of income (loss) from continuing operations before taxes plus fixed charges. “Fixed charges” consist of the sum of capitalized interest expense, amortization of capitalized expenses related to indebtedness and the component of rental expense believed by management to be representative of the interest factor for those amounts. Dollar amounts shown are in thousands.

	Year Ended
	June 30, 2017	June 30, 2016	June 30, 2015	Nine Months Ended March 31, 2018
Ratio of Earnings to Fixed Charges(1)	77	—	—	—
Coverage (deficiency) excess	$2,739	$(1,381)	$(24,318)	$(14,855)

(1)

We did not have any issued and outstanding preferred stock during the periods indicated. Consequently, we have not declared any dividends on outstanding preferred stock and our ratio of combined fixed charges and preference dividends to earnings is the same as our deficiency of earnings available to cover fixed charges.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of disclosure and other requirements that are reduced in comparison with those otherwise applicable generally to public companies. These provisions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold a non-binding advisory vote on executive compensation or obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions for up to five years from the date of our initial public offering of common stock in 2014 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, commercialization and distribution expenditures, manufacturing expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2018, we had 18,115,826 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and 3,096,143 shares of common stock potentially issuable pursuant to outstanding stock options. As of March 31, 2018, there were 35 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended and supplemented to date, and our by-laws, included as exhibits to our most recent Annual Report on Form 10-K or incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law.

Common Stock

Voting rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters subject to a vote by our stockholders are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other rights and restrictions. Our certificate of incorporation does not permit us to redeem shares of our common stock at our election, provide for a sinking fund with respect to our common stock or provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. Currently, we have no shares of preferred stock outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the specific terms of the preferred stock, including, if applicable, the following:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price at which the preferred stock will be issued;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if convertible, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if exchangeable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the shareholders.

Options

As of March 31, 2018, options to purchase 3,096,143 shares of our common stock were outstanding under our equity compensation plans, at a weighted average exercise price of $11.24 per share.

Registration Rights

Under the terms of an investor rights agreement between us and certain of our stockholders, the holders of shares of common stock issued upon conversion of all series of our former convertible preferred stock at the closing of our initial public offering, or their transferees, have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in certain registration statements we file.

Demand registration rights. The holders who in the aggregate hold more than 50% of the shares having registration rights have the right to demand that we file up to two resale registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 registration rights. If we are eligible to file a registration statement on Form S-3, each holder of shares having registration rights has the right to demand that we file up to two resale registration statements per year for such holder on Form S-3 so long as the aggregate offering price, net of any underwriters’ discounts or commissions, of securities to be sold under the registration statement on Form S-3 is at least $3,000,000, subject to specified exceptions, conditions and limitations.

“Piggyback” registration rights. If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares included in such offering for the account of stockholders with registration rights.

Expenses of registration. We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Expiration of registration rights. The registration rights described above will terminate upon the earlier of April 1, 2019 and, as to a given holder of registrable securities, when such holder of registrable securities, together with its affiliates, holds less than 1% of the outstanding shares of our common stock and all of such holder’s and such holder’s affiliates’ registrable securities may be sold during a 90-day period pursuant to Rule 144 promulgated under the Securities Act.

If our stockholders with registration rights cause a large number of securities to be registered and sold in the public market, those sales could cause the market price of our common stock to fall. If we were to initiate a registration and include registrable securities because of the exercise of registration rights, the inclusion of registrable securities could adversely affect our ability to raise capital. The requisite stockholders have waived, on behalf of all stockholders with registration rights, the right to have registrable shares registered under the Securities Act as part of this registration.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors and some of our officers. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our certificate of incorporation and by-laws also provide for our board of directors to be divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or information incorporated by reference, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer any particular series of debt securities, a prospectus supplement or information incorporated by reference, as applicable, will explain the terms of those debt securities, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement and information incorporated by reference, as they will indicate the general terms and provisions that apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement or information incorporated by reference, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement or information incorporated by reference relating to such series.

We can issue an unlimited amount of debt securities under the indenture, and those securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. With respect to any series of debt securities we offer, we will set forth in a prospectus supplement or information incorporated by reference the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder or holders of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificates issued in definitive form or as one or more global securities representing the entire issuance, as described under “Forms of Securities,” below;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium (if any) and interest on the debt securities will be made;

•

if payments of principal of, premium (if any) or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium (if any) or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	United States federal income tax consequences related to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information regarding any special considerations applicable to any of these debt securities in the applicable prospectus supplement or information incorporated by reference.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium (if any) and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement or information incorporated by reference.

Transfer and Exchange; Global Securities

Each debt security may be represented by either a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of debt securities, as described below under “Forms of Securities” and in Section 2.14 of the form of indenture.

If we issue certificated debt securities, you may transfer or exchange such certificates at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium (if any) and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either the reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement or information incorporated by reference, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the applicable payment. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also add, replace or terminate paying agents from time to time, or change the office of any paying agent, as set forth in a prospectus supplement or information incorporated by reference. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

We will set forth in the applicable prospectus supplement or information incorporated by reference any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement or information incorporated by reference, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on any debt securities and under the related indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement or information incorporated by reference.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement or information incorporated by reference relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture as described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. The indenture provides that we may be discharged from our obligations under the indenture with respect to a series of debt securities (subject to certain exceptions) when, among other things, all of the debt securities of that series have been delivered to the trustee for cancellation and we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities, or, alternatively, when the following conditions (among others) are met:

•

all of the debt securities of that series that have not been delivered for cancellation have become due and payable, or will become due and payable within one year, or have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee;

•

we have deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the securities of such series on the dates such installments of principal or interest are due; and

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement or information incorporated by reference; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including any mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also add, replace, or terminate warrant agents from time to time.

The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. When warrants are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any warrants offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title and number of warrants;

•	the price or prices at which the warrants will be issued and may be exercised, including any provisions for the exercise of the warrants without payment of cash;

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value, number and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

•	the number of units purchasable upon exercise of warrants to purchase units, the securities comprising such units and their terms, and the exercise price for the warrants;

•	any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•

whether registered warrants will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of warrants, as described under “Forms of Securities,” below;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants;

•	the identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of common stock or preferred stock warrants will not be entitled to:

•	vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, debt securities, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units, information incorporated by reference or a related free writing prospectus. Each unit agent will act solely as our agent in connection with the certificates relating to the units and will not assume any obligation or relationship of agency or trust with any holders of unit certificates or beneficial owners of units. We may also add, replace, or terminate unit agents from time to time.

The following description, together with the additional information included in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. When units are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any units offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

The particular terms of any issue of units will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities composing the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•

whether the units will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of units, as described under “Forms of Securities,” below;

•	United States federal income tax consequences applicable to the units; and

•	any other terms of the units and their constituent securities.

FORMS OF SECURITIES

General

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ global accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ global abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus to or through underwriters or dealers, directly to purchasers, through agents or through a combination of any these methods. We may distribute the securities in one or more transactions, include block transactions, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids. The prospectus supplement, information incorporated by reference or a related free writing prospectus will include the following information, to the extent applicable:

•	the terms of the offering, including any option to purchase additional securities;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any exchange on which the securities will be listed.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. We may engage in block transactions on any stock exchange or other market where the securities may be traded.

We may issue to our shareholders, on a pro rata basis for no consideration, subscription rights to purchase our securities. These subscription rights may or may not be transferable by shareholders. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the specific terms of any offering of our securities through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of securities through the issuance of subscription rights.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell our securities to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities offered through this prospectus, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will include the names of the dealers and the terms of the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as well as any profit on their resale of our securities, may be treated as underwriting compensation under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement information, incorporated by reference or free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement, information incorporated by reference or free writing prospectus.

Delayed Delivery Contracts

If the prospectus supplement, information incorporated by reference or free writing prospectus indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement, information incorporated by reference or free writing prospectus. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus states otherwise, each series of offered securities, other than common stock, will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option to purchase additional securities. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market-making transactions in our securities on the Nasdaq Global Market in accordance with Rule 103 of

Regulation M before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement, information incorporated by reference or free writing prospectus.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, information incorporated by reference or free writing prospectus, including liabilities under the Securities Act, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts.

EXPERTS

The financial statements and the related financial statement schedule of Applied Genetic Technologies Corporation as of June 30, 2017 and 2016 and for each of the years in the three-year period ended June 30, 2017, incorporated in this Prospectus by reference from the Applied Genetic Technologies Corporation Annual Report on Form 10-K for the year ended June 30, 2017 and the financial statements and the related financial statement schedule of Applied Genetic Technologies Corporation as of June 30, 2016 and 2015 and for each of the years in the three-year period ended June 30, 2016, incorporated in this Prospectus by reference from the Applied Genetic Technologies Corporation Annual Report on Form 10-K/A for the year ended June 30, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Applied Genetic Technologies Corporation, that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our amendment to our annual report on Form 10-K/A for the fiscal year ended June 30, 2016, filed with the SEC on September 8, 2017;

•

our annual report on Form 10-K for the fiscal year ended June  30, 2017, filed with the SEC on September  13, 2017, as amended by the amendment to our annual report on Form 10-K/A, filed on October 27, 2017;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 7, 2017;

•	our quarterly report on Form 10-Q for the quarter ended December 31, 2017, filed with the SEC on February 9, 2018;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our current report on Form 8-K filed with the SEC on July 18, 2017;

•	our current report on Form 8-K filed with the SEC on August 2, 2017;

•	our current report on Form 8-K filed with the SEC on August 17, 2017;

•	our current report on Form 8-K filed with the SEC on December 15, 2017;

•	our current report on Form 8-K filed with the SEC on December 21, 2017;

•	our current report on Form 8-K filed with the SEC on March 2, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2014.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of effectiveness of the registration statement until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request copies of these filings, at no cost, by writing to us at Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, Attention: General Counsel.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

            Shares of Common Stock

Pre-Funded Warrants to Purchase                Shares of Common Stock

Warrants to Purchase                Shares of Common Stock

Applied Genetic Technologies Corporation

PROSPECTUS SUPPLEMENT

Stifel	Wells Fargo Securities	MTS Health Partners

                , 2021